Exhibit (d)

                          INVESTMENT ADVISORY CONTRACT

                               SEQUOIA FUND, INC.
                                767 Fifth Avenue
                            New York, New York 10153

                                                    March 1, 2006

Ruane, Cunniff & Goldfarb Inc.
767 Fifth Avenue
New York, New York 10153

Dear Sirs:

We herewith confirm our agreement with you as follows:

          1. We are engaged in the business of investing and reinvesting our capital in securities of the type and in accordance with the limitations specified in our Certificate of Incorporation, By-Laws, Registration Statement filed with the Securities and Exchange Commission under the Investment Company Act, and any representations made in our Prospectus, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with amendments thereof. We will also keep you currently advised as to the make-up of our portfolio of securities.

          2. (a) We hereby employ you to advise us in respect of investing and reinvesting our capital as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.

               (b) You on your own motion will advise us whenever in your opinion conditions are such as to make it desirable that a specified security or group of securities be eliminated from the portfolio or added to it. You will also keep us in touch with important developments affecting our portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our portfolio, or the industries in which they engage, or the economy generally. Similar information is to be furnished us with reference to securities which you may believe desirable for inclusion in our portfolio. You will also furnish us with such statistical information with respect to the securities which we may hold or contemplate purchasing as you may believe appropriate or as we reasonably may request. In advising us, you will bear in mind the limitations imposed by our Certificate of Incorporation and statement of policy included in our Registration Statement under the Investment Company Act and the limitations in the Internal Revenue Code in respect of regulated investment companies.

               (c) It is understood that you will from time to time employ or associate with you such persons as you believe to be particularly fitted to assist you in the execution of this agreement, the compensation of such persons to be paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement you will provide persons satisfactory to our Board of Directors to serve as officers and employees of our corporation, if elected or appointed as the case may be. These shall be a president, a secretary, a treasurer, and such additional officers and employees as may reasonably be necessary for the conduct of our business. You or your affiliates (other than us) shall pay the entire salaries and wages of all of our officers, directors, and employees who are interested persons of you or your affiliates (other than by reason of being our directors, officers or employees), and the salaries of such persons shall not be deemed to be expenses incurred by us for purposes of paragraph 3 hereof.

          3. It is further agreed that you or your affiliates shall be responsible for the following expenses incurred by us during each year or portion thereof that this agreement is in effect between us: (i) the compensation of any of our directors, officers and employees who are interested persons of you or your affiliates (other than by reason of being our directors, officers or employees), (ii) fees and expenses of registering our shares under the appropriate Federal securities laws and of qualifying our shares under applicable State Blue Sky laws, including expenses attendant upon renewing and increasing such registrations and qualifications, and (iii) expenses of printing and distributing our prospectus and sales and advertising materials. We shall be responsible and hereby assume the obligation for payment of all our other expenses, including (a) brokerage and commission expenses, (b) Federal, State or local taxes, including issue and transfer taxes, incurred by or levied on us,
(c) interest charges on borrowings, (d) compensation of any of our directors, officers or employees who are not interested persons of you or your affiliates (other than by reason of being our directors, officers or employees), (e) charges and expenses of our custodian, transfer agent and registrar, (f) costs of proxy solicitations, (g) legal and auditing expenses and (h) payment of all investment and advisory fees (including the fees payable to you hereunder). However, you shall reimburse us for the excess, if any, in any year of our operating expenses over 1 1/2% of our average daily net asset values up to a maximum of $30,000,000, plus 1% of our average daily net asset values in excess of $30,000,000. Such operating expenses will not include expenses listed in clauses (a), (b) and (c). Computations under this expense limitation shall be made monthly during our fiscal year, on the basis of the average daily net asset values and operating expenses thus far during such year, and the amount of the excess, if any, over the prorated amount of the expense limitation shall be paid by you to us (or, where such amount of the excess is less than the monthly payment by us to you of the management fee set forth below, shall be deducted from such monthly payment of the management fee), after taking into account, however, any previous monthly payments under the operating expense limitation during such fiscal year. This operating expense limitation will be prorated for the portion of the fiscal year from March 1, 2006 through December 31, 2006.

          4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder or by reason of your reckless disregard of your obligations and duties hereunder.

          5. In consideration of the foregoing we will pay you, for each year or portion of a year during which this agreement is effective between us, a management fee of 1.00% per annum of our average daily net asset values. The management fee will be accrued daily and paid to you at the end of each month of our fiscal year.

          6. This agreement shall become effective on March 1, 2006, and shall continue in force until December 31, 2007 and thereafter for successive twelve-month periods (computed from each January 1) provided that such continuance is specifically approved annually by vote of a majority of our outstanding voting securities (as defined in the Investment Company Act) or by our Board of Directors; and by a majority of our directors who are not parties to this agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as directors of our corporation) cast in person at a meeting called for the purpose of voting on such approval. This agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities (as so defined), or by a vote of a majority of our entire Board of Directors on sixty days' written notice to you, or by you on sixty days' written notice to us.

          7. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of its assignment. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

          8. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees who may also be a director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Investment Company Act of 1940) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association. It is understood that you and your affiliates may render similar investment advisory services to clients other than us for compensation which may be more or less than the compensation charged to us for such services.

          9. It is understood that, whether or not we follow the investment advice and recommendations given by you to us thereunder, the provisions contained herein concerning your compensation hereunder shall be binding on you and us. If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.


                                                    Very truly yours,

                                                    SEQUOIA FUND, INC.

                                                    By: /s/ Robert D. Goldfarb
                                                        -----------------------
                                                            Robert D. Goldfarb
                                                            President


         Accepted By:

         Ruane, Cunniff & Goldfarb Inc.

         By: /s/ David M. Poppe
             ------------------
                 David M. Poppe
                 President





69900 0020 645051